UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 14, 2020

TRICIDA, INC.
(Exact name of Registrant as specified in its charter)

Delaware	001-38558	46-3372526
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
7000 Shoreline Court
Suite 201
South San Francisco, CA 94080
(Address of principal executive offices) (Zip Code)
(415) 429-7800
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act
Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common stock, par value $0.001 per share	TCDA	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.		☐

Item 7.01	Regulation FD Disclosure.
On April 15, 2020, Tricida, Inc. (the "Company") intends to make a slide presentation at the 19th Annual Needham Virtual Healthcare Conference. Tricida will provide a company overview, business update and progress on the company’s key initiatives. A form of the Company's slide presentation is being furnished as Exhibit 99.1 to this Current Report on Form 8-K, and a copy is available on the Company's website at IR.Tricida.com.
The information included under Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 8.01	Other Events.
In response to the 2019 novel coronavirus disease (COVID-19) pandemic, Tricida is working to ensure the continuity of its business operations as the situation with the COVID-19 pandemic continues to develop, while taking appropriate steps to ensure the safety of its clinical trial participants, investigators and employees. We continue to be committed to seeking U.S. Food and Drug Administration (“FDA”) approval and to preparing for commercialization of our drug candidate, veverimer (also known as TRC101), as a treatment for metabolic acidosis and the slowing of kidney disease progression in patients with metabolic acidosis associated with chronic kidney disease. We are actively monitoring and evaluating the impact of the COVID-19 pandemic on this and other key business initiatives and overall business operations, and provide the following updates:
Regulatory
•At this time, we do not believe the COVID-19 pandemic has affected our PDUFA goal date of August 22, 2020. We continue to work cooperatively with the FDA on review matters related to our NDA. We are prioritizing our activities on late-cycle interactions with the FDA. We expect to have an update on the potential Cardiovascular and Renal Drugs Advisory Committee meeting thereafter.
Supply Chain
•At this time, Tricida has sufficient supply of veverimer drug substance to support for approximately 12 months both the clinical supply requirements for the VALOR-CKD confirmatory post-marketing trial and the anticipated initial commercial launch supply requirements. Veverimer drug substance manufacturing is conducted for Tricida by Patheon in their Linz, Austria facility. We are in regular communication with Patheon and, to our knowledge, there have not been business discontinuations at this site due to COVID-19, and the production of veverimer drug substance is ongoing as planned.
•At this time, Tricida has not experienced any material disruption in the distribution network for veverimer, including the provision of raw materials, the shipping of drug substance and drug product and the provision of clinical trial supplies to trial participants.
Commercial Readiness
•At this time, Tricida’s commercial plans for the potential launch of veverimer have not materially changed due to COVID-19. Tricida is currently on track to hire 80 to 85 strategic account managers late in the second quarter of 2020, but we are monitoring developments with COVID-19 and maintaining flexibility on the timing of hiring. Our commercial leadership team and 10 regional account directors have been hired to manage this process.
•Tricida continues to interact with payers to discuss access to veverimer, in anticipation of its potential launch in the fourth quarter of 2020. Our commercial payer team has met with over 77 payers representing approximately 260 million lives. While some recent interactions have been converted to virtual meetings, in general, we do not believe the COVID-19 pandemic has affected our interactions with payers.

•We do not yet know the full impact that COVID-19 will have on the potential commercial launch of veverimer. However, if the COVID-19 pandemic were to continue for an extended period, it may require that the initiation of our commercial activities be delayed or certain of our commercial activities be converted to a virtual format which may impact the timing and pace of our commercial launch.
VALOR-CKD Confirmatory Post-Marketing Trial
•Together with our investigators and CROs, Tricida is assessing the potential impact of the COVID-19 pandemic on patient recruitment into, and the ability to maintain patients enrolled in, our post-marketing trial, VALOR-CKD. At this time, safety monitoring activities, adjudication of endpoint events and provision of clinical trial supplies have not been materially affected by COVID-19. We have provided investigators additional guidance per general FDA and EMA recommendations on clinical trial conduct during COVID-19 to ensure the confirmatory post-marketing trial is effectively conducted with the utmost attention to trial subject and investigator safety while maintaining compliance with applicable clinical trial regulations and minimizing risks to the trial’s integrity. We will continue to monitor the potential impact that COVID-19 may have on patient recruitment into, and the ability to maintain patients enrolled in, our post-marketing trial, VALOR-CKD.
Financial
•At this time, COVID-19 has not materially impacted our current financial resources or our outlook. Tricida estimates cash expenditures of $250 million to $260 million in 2020. Based on its current operating plan and excluding potential revenue of veverimer, if approved, Tricida expects that its cash, cash equivalents and investments as of December 31, 2019 and its anticipated additional borrowing capacity of $90 million under its Hercules debt facility will enable Tricida to fund its operations into the second half of 2021.
Employee Safety and Business Continuity
•The safety of Tricida employees remains a top priority for the company. As of March 17, 2020, Tricida transitioned to a work-from-home policy and has continued to actively conduct business on a remote basis. We are leveraging digital communication technologies to continue important interactions with our employees, consultants and advisors, as well as with healthcare professionals, payers, regulators and other stakeholders. Tricida continues to assess company policies, business continuity plans and employee support.
We are monitoring the COVID-19 situation as it continues to evolve and the exact timing and magnitude of any delays and/or future impact to our on-going regulatory, supply chain, commercial readiness and post-marketing clinical trial activities is currently unknown.
Supplemental Risk Factors
In light of recent developments relating to the COVID-19 global pandemic, Tricida is supplementing the risk factors previously disclosed in Item 1A. of its Annual Report on Form 10-K for the year ended December 31, 2019, as filed with the Securities and Exchange Commission on March 2, 2020, to include the following risk factors under the heading “Risks Related to our Business and Industry”:
An epidemic or pandemic disease outbreak, including the recent 2019 novel coronavirus disease (COVID-19), caused by the severe acute respiratory syndrome coronavirus 2, or SARS-CoV-2, could disrupt our business operations as well as the business or operations of our third-party manufacturers, our CROs, clinical data management organizations, medical institutions and clinical investigators, the FDA or other third parties with whom we conduct business, which could have a material adverse effect on our business, results of operations, financial condition and prospects.
An epidemic or pandemic disease outbreak, including the recent COVID-19 outbreak, could severely disrupt our operations or the operations of third parties that we depend on, including our single third-party contract manufacturers, our CROs, clinical data management organizations, medical institutions and clinical investigators, and the FDA and have a material adverse effect on our business, results of operations, financial condition and prospects.

While there is significant uncertainty relating to the potential effect of COVID-19 on our business and operations, infections may become more widespread and travel restrictions may worsen.
As COVID-19 continues to rapidly spread and even after its spread slows, we may experience various temporary and/or permanent disruptions that could materially adversely affect our business, financial condition, results of operations and prospects, including:
•delays in our PDUFA goal date of August 22, 2020 set by the FDA;
•interruptions or delays in the operations of the FDA and comparable foreign regulatory agencies, which may impact approval timelines, including delays or difficulties in FDA trial site visits;
•delays and other interruptions in our supply chain of veverimer that may affect our commercial launch and sales of veverimer;
•delays or difficulties in continuing recruitment and/or enrollment of patients in our confirmatory post-marketing trial, VALOR-CKD;
•increased rates of patients withdrawing from our confirmatory post-marketing trial, VALOR-CKD following enrollment as a result of contracting COVID-19 or being forced to quarantine due to potential exposure to COVID-19;
•delays and other interruptions in our supply chain that may affect our clinical sites’ receipt of the supplies and materials needed to conduct our confirmatory post-marketing trial, VALOR-CKD;
•delays or difficulties in our initiation of clinical sites, including difficulties in recruiting clinical site investigators and clinical site staff, for our confirmatory post-marketing trial, VALOR-CKD;
•changes in local regulations as part of a response to the COVID-19 outbreak which may require us to change the ways in which we conduct our confirmatory post-marketing trial, VALOR-CKD, which may result in unexpected costs, delays or discontinuance of the trial;
•interruption of key VALOR-CKD clinical trial activities, such as site monitoring, due to limitations on travel imposed or recommended by federal, state or foreign governments, employers and others, or interruption of clinical trial subject visits and study procedures, the occurrence of which could affect the integrity of our clinical trial data;
•risk that participants enrolled in our confirmatory post-marketing trial, VALOR-CKD, acquire COVID-19 while the trial is ongoing, which could impact the results of the trial, including by increasing the number of observed adverse events;
•diversion of healthcare resources away from the conduct of clinical trials, including the diversion of medical facilities serving as trial sites for in our confirmatory post-marketing trial, VALOR-CKD, and medical staff supporting the conduct of the trial;
•volatility in the price of our common stock causing difficulties in raising funds on acceptable terms or accessing funds from our Term Loan with Hercules; and
•limitations on employee resources that would otherwise be focused on the preparation for our commercial launch and conducting our confirmatory post-marketing trial, VALOR-CKD, including because of sickness of employees or their families, the desire of employees to avoid contact with large groups of people, an increased reliance on working from home or mass transit disruptions.
Disruptions at the FDA and other government agencies caused by global health concerns, including the COVID-19 pandemic, could hinder their ability to hire and retain key leadership and other personnel, or otherwise prevent new or modified products from being approved or commercialized in a timely manner or at all, or otherwise prevent those agencies from performing normal business functions on which the operation of our business may rely, which could negatively impact our business.
The ability of the FDA to review and approve new products can be affected by a variety of factors, including government budget and funding levels, ability to hire and retain key personnel and accept the payment of user fees, and statutory, regulatory, and policy changes, and other events that may otherwise affect the FDA’s ability to perform routine functions. Average review times at the agency have fluctuated in recent years as a result.
Disruptions at the FDA and other agencies may also slow the time necessary for new drugs to be reviewed and/or approved by necessary government agencies, which would adversely affect our business. For example, in response to the COVID-19 pandemic, on March 10, 2020, the FDA announced its intention to postpone most inspections of foreign manufacturing facilities and products through April 2020. On March 18, 2020, the FDA announced its intention to temporarily postpone routine surveillance inspections of domestic manufacturing facilities and provided guidance regarding the conduct of clinical trials. Regulatory authorities outside the United States may adopt similar restrictions or other policy measures in response to the COVID-19 pandemic. If a prolonged government shutdown occurs, or if global health concerns continue to prevent the FDA or other regulatory authorities from conducting their regular inspections, reviews, or other regulatory activities, it could significantly impact the ability of the FDA and other agencies to timely review and process our regulatory submissions, which could have a material adverse effect on our business.
Please also refer to the complete Item 1A of Tricida’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 2, 2020 for additional risks and uncertainties facing Tricida that may have a material adverse effect on Tricida’s business prospects, financial condition and results of operations.
Forward Looking Statements
This Current Report on Form 8-K contains “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934 (“Exchange Act”). Forward-looking statements relate to expectations concerning matters that are not historical facts. Words such as “projects,” “believes,” “anticipates,” “plans,” “expects,” “intends,” “may,” “will,” “could,” “should,” “would,” and similar words and expressions are intended to identify forward-looking statements. These forward-looking statements include, but are not limited to, statements related to risks associated with our business prospects, financial results and business operations. These and other factors that may affect our future business prospects, results and operations are identified and described in more detail in our filings with the Securities and Exchange Commission (the “SEC”), including the Company’s most recent Annual Report filed on Form 10-K and our subsequently filed Quarterly Report(s) on Form 10-Q. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this filing. Except as required by applicable law, the Company does not intend to update any of the forward-looking statements to conform these statements to actual results, later events or circumstances or to reflect the occurrence of unanticipated events.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Company Presentation
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 14, 2020	TRICIDA, INC.

	By:	/s/ Geoffrey M. Parker
	Name:	Geoffrey M. Parker
	Title:	Chief Financial Officer and Executive Vice President